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                                                                   EXHIBIT 10.16

                                LETTER AGREEMENT
         STEREOTAXIS, INC. ("STEREOTAXIS") AND PHILIPS MEDICAL SYSTEMS
                              DMC GMBH ("PHILIPS")


1.    PREAMBLE

PURSUANT TO THIS LETTER AGREEMENT, PHILIPS AND STEREOTAXIS SET FORTH THE BINDING HEADS OF AGREEMENT OUTLINING THE PRINCIPAL TERMS AND CONDITIONS FOR THEIR STRATEGIC ALLIANCE FOR THE DEVELOPMENT OF IMPORTANT NEW TECHNOLOGIES FOCUSING ON THE KEY ROLE OF PHILIPS' INTEGRIS ALLURA FLAT DETECTOR CATH LAB SYSTEM AND STEREOTAXIS' NIOBE SYSTEM IN INTEGRATED DIGITAL CATH LAB OF THE FUTURE, ALL TO BE FURTHER ELABORATED IN A DETAILED CO-DEVELOPMENT AND COMMERCIAL AGREEMENT ("DETAILED AGREEMENT") TO BE NEGOTIATED IN GOOD FAITH AND TO BE AGREED UPON BETWEEN THE PARTIES AS PART OF THE DEVELOPMENT PROGRAM. The Detailed Agreement shall contain commercially reasonable terms, conditions, representations, warranties and covenants customary and appropriate for a transaction of the type contemplated, that will be subject to and including those summarized in this Letter Agreement.

The parties initial alliance focus is in the field of interventional cardiology, with additional emphasis in the field of electrophysiology and on the development of unique solutions as mutually agreed in the fields of interventional radiology, interventional neuro-radiology and on potential applications for their combined digital platform in additional fields of medicine.

The parties agree to collaborate on the integration of a modified version of the Stereotaxis' NIOBE System (an FDA cleared medical device) and Philips' latest generation Integris Allura flat detector Cath lab system ("Philips X-Ray") to provide clinicians with a user-friendly advanced interventional suite with integration of digital instrument control and X-ray imaging comprising an integrated system (collectively, "Integrated Cath Lab") and designed to ensure effective and safe use of integrated imaging and instrument control.

The intention of the parties is that the Integrated Cath Lab will primarily be designed to focus on interventional cardiology applications, while also including features making the system suitable for use in electrophysiology (including integration capability for third party three dimensional instrument localization systems) and, to the extent mutually agreed by the parties from time to time, in writing, in interventional radiology, interventional neuro-radiology or other applications.

Features of the parties' collaborative alliance include, without limitation:

      o     Development of Integrated Cath Labs;

      o     Co-placement and co-marketing of Integrated Cath Labs;

      o Co-development of new solutions & technologies (as mutually agreed in writing from time to time and primarily comprising applications for Integrated Cath Labs, primarily focusing in interventional cardiology as noted above);

      o     Service, training and support for Integrated Cath Labs;

      o     Development funding for Integrated Cath Labs;

and otherwise as set out below or agreed between the parties.


Initial Philips:                                            Initial Stereotaxis:

/s/ JURGEN TIEMANN                                             /s/ BEVIL HOGG



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1.    INTEGRATION SCHEDULE AND JOINT DEVELOPMENT PLAN

o The parties will use all reasonable commercial efforts and will coordinate and cooperate in good faith to achieve completion of the Integrated Cath Lab so as to allow demonstration of the first customer-ready system by TCT in September, 2004 or earlier

o Immediately after signing of this Letter Agreement each party will appoint and will notify the other in writing of its integration project manager responsible for coordinating integration development work

o The project managers will promptly coordinate and prepare a detailed schedule and joint development plan for achieving development of the Integrated Cath Labs, focusing in particular on inclusion of features tailored for high volume and important interventional cardiology applications and compliance with the integration schedule designated above. Such detailed schedule and joint development plan shall be subject to review and written approval of duly authorized officers of both parties.

2.    DEVELOPMENT WORK.

o The development work will be carried out in close cooperation between the parties and based on a joint development plan which includes appropriate milestones in an effort to keep cost and expenditures to a minimum

o The parties intend to negotiate in good faith regarding mutually agreeable research and development collaborations for future generations of the Integrated Cath Lab.

o Guiding principles for the development work will be that Stereotaxis undertakes all work required to modify the NIOBE System (including user interface software compatibility, mechanical integration required to achieve requisite magnetic and C-arm angles for interventional cardiology etc.) and Philips undertakes all work required to modify the Philips X-Ray (user interface software compatibility, C-arm motion integration, magnetic shielding etc.). Each party provides the other with requisite permissions (and represents that is has associated authority) to integrate its products with those of the other party as comprised in the Integrated Cath Lab in the manner contemplated by this Letter Agreement.

o Philips will pay Stereotaxis for its engineering and other resources and costs of the integration and related research and development work via a milestone driven research and development payment up to a maximum of $[***] ("R&D Milestone Payment") as set out below. Both parties will provide all commercially reasonable and expeditious completion of its development work and coordination with the other party in good faith in order to facilitate completion of development work by both parties. Stereotaxis' deliverables set out below are subject to change by mutual written agreement based upon the detailed schedule and joint development plan as referred to above or otherwise. Within 30 days of signing of this Letter Agreement, Philips will pay Stereotaxis [***]$ by way of prepayment of the estimated development work. The parties agree that any prepayment of research and development funding set out below are repayable to Philips in absence of fulfillment of Stereotaxis' contractual obligations in respect of research and development work pursuant to this agreement.

o     Development work to be undertaken by Stereotaxis will comprise:


          PHASE 1. CONCEPT & FEASIBILITY, INITIAL DESIGN.

          Working in full coordination with the dedicated Philips' integration team, during Phase 1 Stereotaxis will:


Initial Philips:                                            Initial Stereotaxis:

/s/ JURGEN TIEMANN                                             /s/ BEVIL HOGG


[*** Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


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      1.    Develop a set of consolidated requirement documents, standards, and plans addressing product functionality; testing and integration standards, installation and support plans, regulatory approval plans and the clinical validation process

      2. Provide these requirements to a second dedicated team, spanning multiple disciplines, which will create a joint system concept including x-ray system magnetic and physical range of motion compatibility

Upon completion of Phase 1 (as certified in writing by Stereotaxis and confirmed thereafter in writing by Philips) Philips will pay Stereotaxis the calculated expenditures of the R&D Milestone Payment by Stereotaxis for Phase 1 as reflected in the specified Stereotaxis invoice, in accordance with the calculations set out below and a prepayment of [***]$ in respect of Phase 2 and provided that in no event will Philips be required to pay Stereotaxis an aggregate of more than $[***] for all phases)


      PHASE 2. DETAILED DESIGN. Working in full coordination with the dedicated Philips' integration team during Phase 2, Stereotaxis will:

      1. Expand this team to address the detailed system design, including unique user interface components, joint installation planning documents, design validation and verification testing, production, and support process development

      2. Progress the software design effort concurrently to address real-time motion feedback, collision avoidance, X-ray graphic overlays, and image registration issues

Upon completion of Phase 2 (as certified in writing by Stereotaxis and confirmed thereafter in writing by Philips) Philips will pay Stereotaxis a prepayment of [***]$ in respect of Phase 3 and the calculated expenditures of the R&D Milestone Payment by Stereotaxis for Phase 2 as reflected in the specified Stereotaxis invoice, in accordance with the calculations set out below and provided that in no event will Philips be required to pay Stereotaxis an aggregate of more than $[***] for all phases)


      PHASE 3. TESTING AND VALIDATION; REGULATORY. Working in full coordination with the dedicated Philips' integration team during Phase 3, Stereotaxis will: Provide dedicated systems support to the joint integration testing and the regulatory design validation process as well as the ongoing sustaining engineering efforts

      1. In parallel, preparing for market introduction activities through production and support groups including installer taming, support engineering processes, parts logistics and service agreements

      2. Beta installations and testing, final design freeze no later than 6 months after first beta installation

Upon completion of Phase 3 (as certified in writing by Stereotaxis and confirmed thereafter in writing by Philips) Philips will pay Stereotaxis the calculated expenditures of the R&D Milestone Payment by Stereotaxis for Phase 3 as reflected in the specified Stereotaxis invoice, less any underage left over from, or plus any overage above, the prepayments already made for prior phases, in accordance with the calculations set out below and provided that in no event will Philips be required to pay Stereotaxis an aggregate of more than $[***] million for all phases)

Initial Philips:                                            Initial Stereotaxis:

/s/ JURGEN TIEMANN                                             /s/ BEVIL HOGG


[*** Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


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3.    INVOICING OF DEVELOPMENT EXPENDITURES

Within ten (10) days of completion of each Phase of integration Research and Development, Stereotaxis will provide Philips a written invoice stating the approximate sum and breakdown of the following development expenditures ("Expenditures") incurred by Stereotaxis in such stage:

      1. The number of Stereotaxis employees allocated to the development work in such Phase and their titles;

      2. The percentage of each such employees' time allocated to work on the Phase (on a monthly basis);

      3. The remuneration (on a fully loaded basis) of each such employee in the pertinent Phase;

      4. A statement of related materials and/or other related third party costs expended during such Development Phase as included in the invoice.

4.    CENTERS OF EXCELLENCE

The parties will establish a minimum of three promotional "Center of Excellence" Integrated Cath Labs. The parties intend that the Centers of Excellence will be the focus of development of unique solutions in areas of technology leadership to be mutually agreed. The Centers of Excellence will be installed at mutually agreed sites, which could include:

      o     St. Georg, Hamburg

      o     University of California at San Francisco

      o     Others to be determined.

The installation timeline for Centers of Excellence will be mutually agreed promptly after signing of this Letter Agreement.

Philips will purchase a maximum of three NIOBE Systems (comprising components of Integrated Cath Labs to be placed by Philips at Centers of Excellence) by purchase order issued by no later than December 31, 2004 (or, at Stereotaxis election, January 1, 2005) each system individually payable in three terms (first term upon placing the order, second term upon delivery of the system and a final term upon hand-over to the customer) at [***].

5. CO PLACEMENTS

      o The parties will work together to maximize sales through co-placement and co-marketing of Integrated Cath Labs, including cooperating in good faith to achieve co-ordination and cooperation of sales forces to facilitate co-placements at mutually agreed targeted sites, provided that the parties continue to maintain distinct and separate sales operations and identities

      o Philips will provide project management at customer sites for Integrated Cath Labs addressing room preparation and installation

      o By way of sharing of co placement economics Philips will pay to Stereotaxis a co placement fee according to the following schedule:

                  o     [***]

                  o     [***]

                  o     [***]


Initial Philips:                                            Initial Stereotaxis:

/s/ JURGEN TIEMANN                                             /s/ BEVIL HOGG


[*** Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

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      o     The total amount as at the date of signing of this Letter Agreement, and based upon commercially reasonable principles of calculation, of the sum of: (i) the aggregate R&D Milestone Payment; (ii) the aggregate payments per co placement to Stereotaxis; and (iii) the aggregate purchase price of the three NIOBE System purchased by Philips for placement in Centers of Excellence described above will never exceed 7.5M$

6.    [***]

7.    FIELD SERVICE

The parties will co-ordinate installation of delivery of their respective components of Integrated Cath Labs.

Stereotaxis will provide service and support for its components of not less than three of installations of Integrated Cath Labs for initial periods after installation to be mutually agreed.

Philips to provide service for Integrated Cath Labs other than at mutually agreed sites and geographies on commercially reasonable terms.

Stereotaxis' to provide training for a reasonable number of Philips' specialists in the service of Stereotaxis' components of Integrated Cath Labs.

Stereotaxis to provide a commercially reasonable level of helpdesk service as backup support for Philips service of Stereotaxis components of Integrated Cath Labs

8.    OPEN ARCHITECTURE

Philips recognizes that Stereotaxis can integrate with third party X-ray systems without limitation in the same manner as is comprised in Integrated Cath Labs or otherwise.

9.    LEGAL FEES AND EXPENSES

Each party shall pay its own fees and expenses in connection with this Letter Agreement including, without limitation, legal fees and other expenses.

10.   LOGISTICS

Each party intends to ship directly to the customer site in accordance with the schedule coordinated by the Philips' project manager

The first Integrated Cath Labs will be tested at Philips before shipment to the customer to assure compatibility

11.   CONFIDENTIALITY

The parties agree that they shall not disclose and shall keep confidential any information furnished to them by the other party in connection with the alliance set forth in this Letter Agreement and as elaborated in the mutual Non Disclosure Agreement between the parties dated January 24th 2003 and will not make any disclosure in relation to the alliance without the prior written consent of the other. The parties will mutually agree an announcement regarding their strategic alliance on signing of this Letter Agreement.

The parties acknowledge and agree that regulatory constraints including in the U.S. and Europe, prohibit their promoting or marketing either directly or indirectly, through announcements, sales force representations or otherwise the specifications, functionality, anticipated time to market or other details of any jointly developed products pursuant to this strategic alliance prior to relevant regulatory

Initial Philips:                                            Initial Stereotaxis:

/s/ JURGEN TIEMANN                                             /s/ BEVIL HOGG


[*** Indicates portions of this exhibit that have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

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clearances being obtained and each party will take all steps required to ensure that it and its representatives comply with all such regulatory constraints.

12.   AMENDMENT

This Letter Agreement may not be amended without the written consent of the parties

13.   ASSIGNMENT TO PHILIPS' SUBSIDIARY/ASSOCIATED COMPANY

Philips shall have the right to assign its rights and obligations hereunder to any of its subsidiaries and/or associated companies

14.   GOVERNING LAW

This Letter Agreement and the Detailed Agreement contemplated herein shall be governed by and construed in accordance with the laws of Germany without regard to the conflicts of laws provisions thereof. This Term Sheet is executed in the English language version which version shall prevail over any translation hereof.




AGREED:

SIGNATURE: /s/ JURGEN TIEMANN

NAME: JURGEN TIEMANN

TITLE: EXECUTIVE VICE PRESIDENT & CEO

COMPANY: PHILIPS MEDICAL SYSTEMS DMC GMBH

DATE SIGNED: 15 SEPT. 2003



SIGNATURE: /s/ BEVIL HOGG



NAME: BEVIL HOGG

TITLE: PRESIDENT & CEO

COMPANY: STEREOTAXIS, INC.


DATE SIGNED: 6 OCT. 2003


Initial Philips:                                            Initial Stereotaxis:

                                                               /s/ BEVIL HOGG


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